UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 25, 2010
EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Susan Street, Costa Mesa, California	92626

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (714) 662-5600

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Amendment No. 1
This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K filed by Emulex Corporation under Items 2.01, 8.01 and 9.01 on August 25, 2010. Amendment No. 1 is being filed to include the financial statements and financial information required under Item 9.01.

Explanatory Note
On August 25, 2010, Emulex Corporation filed a Current Report on Form 8-K (the Report), under Item 2.01 thereto, with the Securities and Exchange Commission to report the completion of its acquisition of ServerEngines Corporation, which Report excluded certain financial statements that were not available at the time of filing. This Amendment No. 1 to Current Report on Form 8-K/A amends Item 9.01 of the Report in its entirety to provide the required financial statements and pro forma financial information in connection with the acquisition of ServerEngines Corporation.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
(i) Attached hereto as Exhibit 99.1 are the audited consolidated balance sheet of ServerEngines as of December 31, 2009 and the related consolidated statements of operations, stockholders’ deficit and comprehensive loss and cash flows for the year then ended and the notes to the financial statements, together with the independent auditor’s report thereon.
(ii) Attached hereto as Exhibit 99.2 are the unaudited condensed consolidated balance sheet of ServerEngines as of June 30, 2010, the unaudited condensed consolidated statements of operations for the six months ended June 30, 2010 and 2009, and the unaudited condensed consolidated statements of cash flows for the six months ended June 30, 2010 and 2009.
(b) Pro Forma Financial Information.
Attached hereto as Exhibit 99.3 are the unaudited pro forma condensed combined statements of operations of Emulex Corporation and ServerEngines Corporation for the three months ended September 26, 2010 and the fiscal year ended June 27, 2010.
(d) Exhibits.
See Exhibit Index attached hereto.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EMULEX CORPORATION (Registrant)
By:	/s/ James M. McCluney
	Name:	James M. McCluney
	Title:	Chief Executive Officer
Date: November 10, 2010

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of KPMG LLP, Independent Auditors.

99.1	Audited consolidated financial statements listed in item 9.01(a).

99.2	Unaudited condensed consolidated interim financial statements listed in item 9.01(a).

99.3	Unaudited pro forma condensed combined financial statements listed in item 9.01(b).

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